Financial Releases

Flushing Financial Corporation Announces the Retirement of Franklin F. Regan, Jr. From the Company’s Board of Directors

LAKE SUCCESS, N.Y. – June 3, 2008 – Flushing Financial Corporation (NASDAQ-GS: FFIC) (the “Company”), the parent holding company for Flushing Savings Bank, FSB (the "Bank"), today announced that Franklin “Pete” Regan, Jr. has informed the Company and the Bank of his intention to retire, effective July 1, 2008, from the Company’s and the Bank’s Boards of Directors. The announcement was made by Flushing Financial’s Chairman of the Board, Gerard P. Tully, Sr., and President and Chief Executive Officer, John R. Buran, on behalf of Flushing’s Board of Directors.

Mr. Tully stated: “We are sorry that Pete is retiring. He has been a wonderful director for many years. Pete was a valuable member of our Board who helped the Company grow from a small mutual savings bank to a publicly owned bank holding company with $3.5 billion in assets. On behalf of myself and the Board of Directors, we wish him and his family well.”

Mr. Buran stated: “Pete has been an outstanding director for close to 40 years. During that time, Pete’s business acumen and expertise have helped guide our Company’s growth and transition to a more commercial-like banking institution. We are grateful for the significant contributions he has made to the growth and success of the Company and the Bank.”

Mr. Regan stated: “During my tenure at Flushing Savings Bank, my father and Gerry Tully have been my mentors; for that, I am deeply grateful.”

Mr. Regan joined the Bank’s Board in 1969, and became a member of the Company’s Board in May 1994. He was chief counsel for the Bank from 1981 to 2006. Additionally, Pete serves as counsel with the law firm of Cullen and Dykman Bleakley Platt, LLP, a practice specializing in real estate and banking matters, including commercial, residential and multi-family real estate lending; other commercial lending; bank regulatory matters; and commercial and residential bankruptcy and foreclosure matters. It should also be noted, that Pete’s father, Franklin Regan, Sr., previously served as President and Chief Executive Officer of Flushing Savings Bank.

“Pete was one of the hallmarks of this Company; his presence will certainly be missed,” stated Mr. Buran.

About Flushing Financial Corporation

Flushing Financial Corporation is the parent holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the FDIC. The Bank serves consumers and businesses by offering a full complement of deposit, loan, and cash management services through its fourteen banking offices located in Queens, Brooklyn, Manhattan, and Nassau County. The Bank also operates an online banking division, iGObanking.com®, which enables the Bank to expand outside of its current geographic footprint. In 2007, the Bank established Flushing Commercial Bank, a wholly-owned subsidiary, to provide banking services to public entities including counties, towns, villages, school districts, libraries, fire districts and the various courts throughout the metropolitan area.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company's web site at http://www.flushingsavings.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as "may", "will", "should", "could", "expects", "plans", "intends", "anticipates", "believes", "estimates", "predicts", "forecasts", "potential" or "continue" or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

CONTACT: Flushing Financial Corporation

Maria A. Grasso,

Executive Vice President &

Chief Operating Officer

718-961-5400